Exhibit 21.1

List of Subsidiaries of Syneos Health, Inc.

Entity Name	Jurisdiction
Addison Whitney LLC	North Carolina
Allidura Communications LLC	Delaware
BioSector 2 LLC	New York
Boco Digital Media, LLC	Pennsylvania
Cadent Medical Communications, LLC	Ohio
Caerus Marketing Group, LLC	California
Chamberlain Communications Group LLC	Delaware
Chandler Chicco Agency, L.L.C.	New York
Genicos, LLC	Ohio
Gerbig Snell/Weisheimer Advertising, LLC	Ohio
Haas & Health Partner Public Relations GmbH	Germany
Harrison Clinical Research AR S.A.	Argentina
Harrison Clinical Research Peru S.A.C.	Peru
HCR Acquisition GmbH	Germany
Illingworth Research Group (Australia) Pty Ltd.	Australia
Illingworth Research Group (France) SARL	France
Illingworth Research Group (Italy) S.R.L.	Italy
Illingworth Research Group (Spain) Sociedad Limitada	Spain
Illingworth Research Group (USA) Inc.	Delaware
Illingworth Research Group Limited	England & Wales
Improved Outcome Kabushiki Kaisha	Japan
INC Research Clinical Services Mexico Limited, S.A. de C.V.	Mexico
INC Research CRO Argentina S.R.L.	Argentina
INC Research South Korea	Korea (the Republic of)
INC Research UK Limited - Portugal Rep Office	Portugal
INC Research, S.A. de C.V.	Mexico
INCResearch Australia Holdings Pty Limited	Australia
INCResearch Australia Pty Limited	Australia
inVentiv European Holdings Limited	United Kingdom
inVentiv Health (Malaysia) SDN. BHD.	Malaysia
inVentiv Health Clinical Mexico, S.A. de C.V.	Mexico
inVentiv Health Clinical Peru S.A.	Peru
inVentiv Health Clinical, LLC	Delaware
inVentiv Health Korea LLC	Korea (the Republic of)
inVentiv Health Philippines, Inc.	Philippines
inVentiv Health Singapore Pte. Ltd.	Singapore
inVentiv Health Ukraine LLC	Ukraine
inVentiv International Pharma Services Private Ltd.	India
JourneyBegins LLC	Delaware
Kendle Americas Investment Inc.	Ohio
Kendle Americas Management Inc.	Ohio
Kendle India Private Limited	India
Kendle NC LLC	North Carolina
Kinapse India Scientific Services Private Limited	India
Kinapse Limited	United Kingdom
Limited Liability Company Syneos Health RUS	Russian Federation
Litmus Medical Marketing Services LLC	New York
Palio + Ignite, LLC	Ohio
Pharmaceutical Institute, LLC	North Carolina
PT Syneos Health Indonesia	Indonesia
RxDataScience India Private Limited	India
RxDataScience, Inc.	Delaware
Servicios Clinicos INC Research Chile Limitada	Chile
Sharpview Ophthalmology Limited	United Kingdom
SHCR Holdings Corporation	Delaware

SIA Syneos Health Latvia	Latvia
StudyKIK Corporation	Delaware
Syneos Health (Barbados) SRL	Barbados
Syneos Health (Barbados) SRL, LLC	Texas
Syneos Health (Beijing) Inc. Ltd. 赛纽仕医药信息咨询（北京）有限公司	China
Syneos Health (Shanghai ) Inc. Ltd. Dalian Branch 赛纽仕医药咨询（上海）有限公司大连分公司	China
Syneos Health (Shanghai) Inc. Ltd. Jingan Branch 赛纽仕医药咨询（上海）有限公司静安分公司	China
Syneos Health (Shanghai) Inc. Ltd. 赛纽仕医药咨询（上海）有限公司	China
Syneos Health (Thailand) Limited	Thailand
Syneos Health AM Limited Liability Company	Armenia
Syneos Health Argentina S.A.	Argentina
Syneos Health Australia Pty Ltd	Australia
Syneos Health Austria GmbH	Austria
Syneos Health BA Limited	United Kingdom
Syneos Health Belgium BV	Belgium
Syneos Health Brasil Ltda	Brazil
Syneos Health Brasil Ltda.	Brazil
Syneos Health Bulgaria EOOD	Bulgaria
Syneos Health Canada Inc.	Ontario
Syneos Health Canada LP	Ontario
Syneos Health Canada ULC	Nova Scotia
Syneos Health Chile S.A.	Chile
Syneos Health Clinical K.K.	Japan
Syneos Health Clinical Lab, Inc.	New Jersey
Syneos Health Clinical Ltd	Israel
Syneos Health Clinical Research Services, LLC	Delaware
Syneos Health Clinical Spain, S.L.U.	Spain
Syneos Health Clinical SRE, LLC	Delaware
Syneos Health Clinical, Inc.	Delaware
Syneos Health Clinical, LLC	Delaware
Syneos Health Clinique Inc.	Canada
Syneos Health Colombia Ltda	Colombia
Syneos Health Commercial Europe Limited	United Kingdom
Syneos Health Commercial Europe Limited - the Netherlands branch	Netherlands
Syneos Health Commercial France Sarl	France
Syneos Health Commercial Germany GmbH	Germany
Syneos Health Commercial Italy S.R.L.	Italy
Syneos Health Commercial K.K.	Japan
Syneos Health Commercial Services, LLC	New Jersey
Syneos Health Commercial Spain S.L.	Spain
Syneos Health Communications Europe Limited	United Kingdom
Syneos Health Communications France S.a.r.l.	France
Syneos Health Communications Germany GmbH	Germany
Syneos Health Communications Holding Corp.	Delaware
Syneos Health Communications UK Limited	United Kingdom
Syneos Health Communications, Inc.	Ohio
Syneos Health Consulting, Inc.	North Carolina
Syneos Health Costa Rica S.A.	Costa Rica
Syneos Health Croatia d.o.o.	Croatia
Syneos Health CZ s.r.o.	Czech Republic
Syneos Health d.o.o. Beograd	Serbia
Syneos Health Denmark ApS	Denmark
Syneos Health Egypt, Limited Liability Company	Egypt
Syneos Health Finland Oy	Finland
Syneos Health France SARL	France
Syneos Health G.K.	Japan
Syneos Health Georgia LLC	Georgia
Syneos Health Germany GmbH	Germany
Syneos Health Germany GmbH Sede Secondaria	Italy

Syneos Health Guatemala S.A.	Guatemala
Syneos Health Hellas Single Member S.A.	Greece
Syneos Health Holdings (Hong Kong) Limited	Hong Kong
Syneos Health Holdings Germany GmbH	Germany
Syneos Health Holdings UK Limited	United Kingdom
Syneos Health Holdings, Inc.	Delaware
Syneos Health Hong Kong Limited	Hong Kong
Syneos Health Hungary Korlátolt Felelősségű Társaság	Hungary
Syneos Health International Holdings Limited	United Kingdom
Syneos Health Investment, LLC	Delaware
Syneos Health Ireland Limited	Ireland
Syneos Health Italy S.R.L.	Italy
Syneos Health IVH UK Limited	United Kingdom
Syneos Health Klinik Arastirma Limited Sirketi	Turkey
yneos Health Lebanon SARL	Lebanon
Syneos Health Malaysia Sdn. Bhd.	Malaysia
Syneos Health Medical Communications, LLC	Ohio
Syneos Health Mexico, S.A. de C.V.	Mexico
Syneos Health Netherlands B.V.	Netherlands
Syneos Health New Zealand Limited	New Zealand
Syneos Health Norway AS	Norway
Syneos Health Patient Services, LLC	Delaware
Syneos Health Peru S.R.L.	Peru
Syneos Health Philippines, Inc.	Philippines
Syneos Health Poland sp. z o.o.	Poland
Syneos Health Portugal, Unipessoal LDA	Portugal
Syneos Health Public Relations Holding, LLC	Delaware
Syneos Health Receivables LLC	Delaware
Syneos Health Research & Insights, LLC	Delaware
Syneos Health Romania S.R.L.	Romania
Syneos Health Singapore Pte. Ltd	Singapore
Syneos Health Slovakia s.r.o.	Slovakia
Syneos Health South Africa (Pty) Limited	South Africa
Syneos Health Sweden AB	Sweden
Syneos Health Switzerland GmbH	Switzerland
Syneos Health UK Limited	United Kingdom
Syneos Health UK Limited - Jordan Branch	Jordan
Syneos Health Ukraine Limited Liability Company	Ukraine
Syneos Health Uruguay SRL	Uruguay
Syneos Health US, Inc.	Delaware
Syneos Health, Inc.	Delaware
Syneos Health, LLC	Delaware
Synteract (Pty) Ltd	South Africa
Synteract GmbH	Germany
Synteract HCR Limited	United Kingdom
Synteract Lanka (Pvt) Ltd	Sri Lanka
Synteract, Inc.	California
SynteractHCR Benelux NV	Belgium
SynteractHCR Corporation	Delaware
SynteractHCR Denmark ApS	Denmark
SynteractHCR Eastern Europe Forschungsgesellschaft mbH	Austria
SynteractHCR France SAS	France
SynteractHCR Group GmbH	Germany
SynteractHCR Holdings Corporation	Delaware
SynteractHCR Iberica, S.L.	Spain
SynteractHCR Italia S.R.L.	Italy
SynteractHCR Latin America Holding GmbH	Germany
SynteractHCR Mexico S.A. de C.V.	Mexico
SynteractHCR Poland sp.zo.o	Poland
SynteractHCR RUS OOO	Russian Federation

SynteractHCR Sweden AB	Sweden
SynteractHCR Ukraine LLC	Ukraine
SynteractHCR, s.r.o.	Czech Republic
Taiwan Syneos Health Company Limited 台灣賽紐仕醫藥股份有限公司	Taiwan (Province of China)
Taylor Strategy Partners, LLC	Ohio
The Selva Group, LLC	Ohio